Exhibit 10.1

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement ("Agreement") is entered into this16th day of March, 2009 by and between AmeriResource Technologies, Inc., a Delaware corporation (“ARIO”), with a principal office located at 3440 E. Russell Road, Suite 217, Las Vegas, Nevada 89120, and GoJoe, Incorporated, a Utah corporation, (“GOJOE”) the owner of certain assets as identified herein (hereinafter “Property”).

WHEREAS, ARIO desires to acquire 100% ownership of the PROPERTY in exchange for the issuance of ONE HUNDRED FORTY THOUSAND shares of ARIO’s Series F Preferred Stock, with a stated conversion value of $700,000; and

WHEREAS, GOJOE desires to transfer to ARIO 100% of their ownership interest in the Property and retaining a secured interest in the Property, in exchange for ONE HUNDRED FORTY THOUSAND (140,000) shares of ARIO Series F Preferred Stock..

NOW, THEREFORE with the above being incorporated into and made a part hereof for the mutual consideration set out herein and, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.           Exchange.  The parties will exchange shares as follows:

A.
ARIO  will transfer 140,000 restricted shares of its Series F Preferred Stock to GoJoe on or before March 20, 2009 (the “Closing Date@) and ARIO  will deliver the ARIO shares with all the necessary paperwork to establish ownership in GoJoe of the ARIO shares; and

B.
GOJOE will transfer title to the Property or its ownership interest in Property, to equal to and not less than 100% of all ownership interest, in Property to ARIO or its designee on or before the Closing Date and GOJOE will deliver the Property ownership rights with all the necessary paperwork to establish ownership in ARIO of 100% of Property, GOJOE shall be entitled to retain a lien against the Property in the sum of $300,000 until liquidation of the securities received by GOJOE have generated proceeds in that amount.

C.
 The Property to be transferred by GOJOE is described as follows:  all software and software copyrights of Atto Solutions, LLC, all equipment, inventory, fixtures, furnishings, personal property, intangible property, computers, software, and documents and as made subject to the court orders in Case No.. 080403306 from the Fourth Judicial District Court in and for Utah County, State of Utah, entitled, GoJoe Incorporated v. Atto Solutions, LLC and Kevin Cannon.  The Property includes but is not limited to the items specified in Exhibit “A” Equipment List made a part hereof.

2.           Termination.  This Agreement may be terminated at any time prior to the Closing Date under the following circumstances:

A.           By GOJOE or ARIO:

(1)           If there shall be any actual or threatened action or proceeding by or before any court or any other governmental body which shall seek to restrain, prohibit, or invalidate the transactions contemplated by this Agreement and which, in the judgment of such Board of Directors made in good faith and based upon the advice of legal counsel, makes it inadvisable to proceed with the transactions contemplated by this Agreement; or

(2)           If the Closing shall have not occurred prior to March 31, 2009, or such later date as shall have been approved by parties hereto, other than for reasons set forth herein.

B.           By ARIO:

(1)           If GOJOE shall fail to comply in any material respect with any of their covenants or agreements contained in this Agreement or if any of the representations or warranties of GOJOE contained herein shall be inaccurate in any material respect; or

(2)           If GOJOE files for bankruptcy protection or otherwise takes any action to place liens against the Property.

C.           By GOJOE:

(1)
If ARIO shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of ARIO contained herein shall be inaccurate in any material respect;

(2)
If ARIO files for bankruptcy protection prior to the satisfaction of Property debts currently secured by the Property and/or GOJOE are unable to realize $300,000 from the sale of the ARIO Series F Preferred restricted shares provided for by this agreement GOJOE may rescind this exchange and will repay to ARIO all investment made by ARIO to or for the benefit of the Property.

In the event this Agreement is terminated pursuant to this Paragraph, this Agreement shall be of no further force or effect, no obligation, right, or liability shall arise hereunder, and each party shall bear its own costs as well as the legal, accounting, printing, and other costs incurred in connection with negotiation, preparation and execution of the Agreement and the transactions herein contemplated.

3.           Representations and Warranties of GOJOE.  GOJOE hereby represent and warrant that effective this date and the Closing Date, the following representations are true and correct:

A.	Authority. GOJOE has the full power and authority to enter into this Agreement and to carry out the transactions contemplated by this Agreement.

B.
No Conflict With Other Instruments.  The execution of this Agreement will not violate or breach any document, instrument, agreement, contract, or commitment material to the ownership of Property or to which GOJOE is individually or jointly a party and has been duly authorized by all appropriate and necessary action.

C.	Deliverance of Property. As of the Closing Date, the property or ownership interest to be delivered to ARIO, or its designee valid and legal ownership interest in and of the Property.

D.	No Conflict with Other Instrument. The execution of this agreement will not violate or breach any document, instrument, agreement, contract, or commitment material to the Property or GOJOE.

E.
Assets and Liabilities related to the Property.  As of the date of closing, the Property shall have no liens, ownership disputes or attached liabilities and a current valuation of not less than $500,000.

F.
Complete Lien Disclosure.  Prior to the closing GOJOE shall fully and completely disclose and provide all relevant documents related to any lien or obligation secured by the Property made the subject of this agreement to ARIO and shall respond to and provide information to reply to any inquiry regarding any such obligations by ARIO.

G.
Good Title.  GOJOE warrants and represents that it will be transferring good and clear title to the Property and that there are no known defects or clouds on title and hereby agrees to indemnify and hold ARIO harmless from any such lack of clean title or and damages resulting from any defects or clouds on title that exist as of the date of closing, unless or except as clearly disclosed in writing to ARIO prior to the closing and which ARIO agrees to excuse from this provision.

4.           Representations and Warranties of ARIO.

ARIO hereby represents and warrants that, effective this date and the Closing Date, the representations and warranties listed below are true and correct.

A.
Corporate Authority.  ARIO has the full corporate power and authority to enter this Agreement and to carry out the transactions contemplated by this Agreement.  The Board of Directors of ARIO has duly authorized the execution, delivery, and performance of this Agreement.

B.
No Conflict With Other Instruments.  The execution of this Agreement will not violate or breach any document, instrument, agreement, contract, or commitment material to the business of ARIO to which ARIO is a party and has been duly authorized by all appropriate and necessary action.

C.	No Conflict with Other Instrument. The execution of this agreement will not violate or breach any document, instrument, agreement, contract, or commitment material to ARIO.

5.           Closing.   The Closing as herein referred to shall occur upon such date as the parties hereto may mutually agree upon, but is expected to be on or before March 20, 2009.

6.           Conditions Precedent of ARIO to Effect Closing.  All obligations of ARIO under this Agreement are subject to fulfillment prior to or as of the Closing Date, as follows:

A.
The representations and warranties by or on behalf of GOJOE contained in this Agreement or in any certificate or documents delivered to ARIO pursuant to the provisions hereof shall be true in all material respects as of the time of Closing as though such representations and warranties were made at and as of such time.

B.	GOJOE shall have performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing.

C.	All instruments and documents delivered to ARIO pursuant to the provisions hereof shall be reasonably satisfactory to ARIO's legal counsel.

D.	GOJOE shall have provided reasonable assurances that as of or prior to the date of closing that the PROPERTY shall have a current valuation of not less than $500,000.

7.           Conditions Precedent of GOJOE to Effect Closing.  All obligations of GOJOE under this Agreement are subject to fulfillment prior to or as of the date of Closing, as follows:

A.
The representations and warranties by or on behalf of ARIO contained in this Agreement or in any certificate or documents delivered to GOJOE pursuant to the provisions hereof shall be true in all material respects as of the time of Closing as though such representations and warranties were made at and as of such time.

B.	ARIO shall have performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

C.	All instruments and documents delivered to GOJOE pursuant to the provisions hereof shall be reasonably satisfactory to GOJOE’s legal counsel.

8.           Damages and Limit of Liability.  Each party shall be liable, for any material breach of the representations, warranties, and covenants contained herein which results in a failure to perform any obligation under this Agreement, only to the extent of the expenses incurred in connection with such breach or failure to perform Agreement.

9.           Nature and Survival of Representations and Warranties.  All representations, warranties and covenants made by any party in this Agreement shall survive the Closing hereunder.  All of the parties hereto are executing and carrying out the provisions of this Agreement in reliance solely on the representations, warranties and covenants and agreements contained in this Agreement or at the Closing of the transactions herein provided for and not upon any investigation upon which it might have made or any representations, warranty, agreement, promise, or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

10.          Indemnification Procedures.  If any claim is made by a party which would give rise to a right of indemnification under this paragraph, the party seeking indemnification (Indemnified Party) will promptly cause notice thereof to be delivered to the party from whom indemnification is sought (Indemnifying Party).  The Indemnified Party will permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting from the claims.  Counsel for the Indemnifying Party which will conduct the defense must be approved by the Indemnified Party (whose approval will not be unreasonably withheld), and the Indemnified Party may participate in such defense at the expense of the Indemnified Party.  The Indemnifying Party will not in the defense of any such claim or litigation, consent to entry of any judgment or enter into any settlement without the written consent of the Indemnified Party (which consent will not be unreasonably withheld).  The Indemnified Party will not, in connection with any such claim or litigation, consent to entry of any judgment or enter into any settlement without the written consent of the Indemnifying Party (which consent will not be unreasonably withheld).  The Indemnified Party will cooperate fully with the Indemnifying Party and make available to the Indemnifying Party all pertinent information under its control relating to any such claim or litigation.  If the Indemnifying Party refuses or fails to conduct the defense as required in this Section, then the Indemnified Party may conduct such defense at the expense of the Indemnifying Party and the approval of the Indemnifying Party will not be required for any settlement or consent or entry of judgment.

11.          Default at Closing.  Notwithstanding the provisions hereof, if either party shall fail or refuse to deliver any of the Shares or Property, or shall fail or refuse to consummate the transaction described in this Agreement prior to the Closing Date, such failure or refusal shall constitute a default by that party and the other party at its option and without prejudice to its rights against such defaulting party, may either (a) invoke any equitable remedies to enforce performance hereunder including, without limitation, an action or suit for specific performance, or (b) terminate all of its obligations hereunder with respect to the defaulting party.

12.          Costs and Expenses.  ARIO and GOJOE shall bear their own costs and expenses in the proposed exchange and transfer described in this Agreement.  ARIO and GOJOE have been represented by their own attorneys in this transaction, and shall pay the fees of their attorneys, except as may be expressly set forth herein to the contrary.

13.          Notices.  Any notice under this Agreement shall be deemed to have been sufficiently given if sent by registered or certified mail, postage prepaid, addressed as follows:

To GOJOE:	To ARIO:
Joe Strom	AmeriResource Technologies, Inc.
383 North State Street, Suite 103	3440 E. Russell Road, Suite 217
Orem, Utah 84057	Las Vegas, Nevada 89120

14.          Miscellaneous.

A.           Further Assurances.  At any time and from time to time, after the effective date, each party will execute such additional instruments and take such additional steps as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

B.           Waiver.  Any failure on the part of any party hereto to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

C.           Brokers.  Neither party has employed any brokers or finders with regard to this Agreement not disclosed herein.

D.           Headings.  The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

E.           Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

F.           Governing Law.  This Agreement was negotiated and is being contracted for in the State of Utah, and shall be governed by the laws of the State of Utah, notwithstanding any conflict-of-law provision to the contrary.  Any issue regarding title to the Property shall be governed by the laws of the State of Utah where the Property is located.  Any suit, action or legal proceeding arising from or related to this Agreement shall be submitted for binding arbitration resolution to the American Arbitration Association, in Salt Lake City, Utah, pursuant to their Rules of Procedure or any other mutually agreed upon arbitrator.  The parties agree to abide by decisions rendered as final and binding, and each party irrevocably and unconditionally consents to the jurisdiction of such arbitrator and waives any objection to the laying of venue in, or the jurisdiction of, said Arbitrator.

G.           Binding Effect.  This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors, and assigns.

H.           Entire Agreement.  The Agreement contains the entire agreement between the parties hereto and supersedes any and all prior agreements, arrangements or understandings between the parties relating to the subject matter hereof.  No oral understandings, statements, promises or inducements contrary to the terms of this Agreement exist.  No representations, warranties covenants, or conditions express or implied, other than as set forth herein, have been made by any party.

I.           Severability.  If any part of this Agreement is deemed to be unenforceable the balance of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

GoJoe, Incorporated	AmeriResource Technologies, Inc.,
A Utah corporation	A Delaware corporation

By: /s/ Joe Strom	By: /s/ Delmar Janovec
Name: Joe Strom	Name: Delmar Janovec
Its: President	Its: President

Exhibit “A” Equipment List

Office rack:

NETGEAR 24-PORT GIGABIT SMART SWITCH
M# GS724T
S# 1C04755n00B40

CISCO 2801 Router
Attoserver2
Supermicro
S# S5015PT26B10396
Build date:  01/30/2007
1U RM BLK PD LGA775 DVD FD 1066MHZ

Intel Dual Core 3.0 GHZ 2X1M 800MHZ
1MEG DDR2 PC4200 RAM
1 80 GIG SATA HD

Atto Dev server
SUPERMICRO
OS - LINUX
Build date:  01/01/04 (est)
2 Intel XEON 2.80GHZ
2 80 GB HD
2 1 GB DIMMS

Atto Exchange server
OS - WINDOWS SERVER 2003
APP - MICROSOFT EXCHANGE
Build date:  01/01/04 (est)
SUPERMICRO
2 Intel XEON 2.80GHZ
2 80 GB HD
2 1 GB DIMMS

**************

Consonus rack:
(listed in order physically in rack)

TOP
CISCO ASA 5510 ROUTER
S# JMX1051K1CY

Atto Web server
OS - DEBIAN LINUX
APPS - APACHE, PHP

Supermicro

S# S6015B327169758
Build date:  01/30/2007
1U RM 6015B-3RB BLKFORD DP-XEON BLK
2 INTEL XEON DC 2.0GHZ 2X2MB BOXED
2 KINGSTON 1GB DDR2 KVR667D2D8F5/1G FB DIMM
2 SEAGATE 250GB SATA 8MB CACHE

Atto DB Readonly
OS - DEBIAN LINUX
DB - MYSQL
Super micro
Build date:  01/30/2007

S# S6025B327108180
2U RM 6025B-3RV 500P DP-XEON BLACK
2 INTEL XEON DC 2.0GHZ 2X4MB BOXED
4 KINGSTON 1GB DDR2 KVR667D2D8F5/1G FB DIMM
2 SEAGATE 250GB SATA 8MB CACHE

Atto DB Read Write
OS - DEBIAN LINUX
DB - MYSQL
Super micro
Build date:  01/30/2007
S# S6025B327102642
2U RM 6025B-3RV 500P DP-XEON BLACK
2 INTEL XEON DC 2.0GHZ 2X4MB BOXED
4 KINGSTON 1GB DDR2 KVR667D2D8F5/1G FB DIMM
2 SEAGATE 250GB SATA 8MB CACHE

Atto Windows server
OS - WINDOWS SERVER 2003
APPS - FOXPRO, SOURCESAFE, SOURCEOFFSITE
Super micro
Build date:  01/30/2007
S# S6025B327108182
1 INTEL QUAD CORE XEON 1.60GHZ 2X4MB BOXED
2 KINGSTON 4GB KIT KVR533D2D4F4K2/4G FB DIMM(2X2GB)
6 SEAGATE 500GB SATA 16MB
2 SEAGATE 80 GB SATA 7200
1 ADAPTEC SATA RAID 1210SA 2 PORT LOW PROFILE

BOTTOM

Following 2 servers bought same time
Calculated research and technology (801-222-0930)

Phoenix Web server

OS - DEBIAN LINUX
APPS - APACHE, PYTHON, DJANGO

Intel® Server System SR1530AH
S# QSHC7100038
Tag# D66619-005
Product # SR1530AH
Asset tag# 12222259
Build Date 05/15/07
1 INTEL XEON 3050 2MB CACHE
1 GB DDR2-667MODULE NON-ECC
1 Kingston 1GB DDR2-667 NON-ECC
1 CDRW+DVD SLIMLINE BLACK
2 SEAGATE 160 GB ATA 100 7200 RPM

Phoenix DB server
OS - LINUX
DB - POSTGRES
Intel® Server System SR1530AH
S# QSHC7100040
Tag# D66619-005
Product # SR1530AH
Asset tag# 12222260
Build Date 05/15/07
1 INTEL XEON 3050 2MB CACHE
1 GB DDR2-667MODULE NON-ECC
1 Kingston 1GB DDR2-667 NON-ECC
1 CDRW+DVD SLIMLINE BLACK
2 SEAGATE 160 GB ATA 100 7200 RPM